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                   [Calfee, Halter & Griswold LLP Letterhead]

                                                                    EXHIBIT 5.1


                                July 29, 1997



Chart Industries, Inc.
35555 Curtis Boulevard
Eastlake, Ohio 44095

             We are familiar with the proceedings taken and proposed to be taken by Chart Industries, Inc., a Delaware corporation (the "Company"), with respect to 525,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company, to be offered and sold from time to time pursuant to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan and the Chart Industries, Inc. 1997 Stock Bonus Plan (collectively, the "Plans"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

             In this connection, we have examined the Company's Amended and Restated Certificate of Incorporation and By-Laws, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares are duly authorized and, when issued pursuant to the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

             This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly, or relied upon by any other person for any purpose without the express written consent of the undersigned.

             This opinion is limited to matters of the Delaware General Corporation Law, and we express no view as to the effect of any other law on the opinion set forth herein.

             We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,



                                               CALFEE, HALTER & GRISWOLD LLP